EMPLOYEE  STOCK  OPTION/NON-COMPETE  AGREEMENT


THIS EMPLOYEE STOCK OPTION/NON-COMPETE AGREEMENT ("the Agreement") is made effective as of May 11, 1999, by and between ______________ ("EMPLOYEE") and Policy Management Systems Corporation ("PMSC").

     W  I  T  N  E  S  S  E  T  H:

WHEREAS, EMPLOYEE has been employed by Policy Management Systems Corporation A/S, PMSC's Danish subsidiary, in a position of significant responsibility and PMSC desires to recognize EMPLOYEE'S contribution to Policy Management Systems Corporation A/S by making EMPLOYEE an "Eligible Person" as defined in the Policy Management Systems Corporation 1999 Stock Option Plan ("Plan") and therefore eligible to be granted Options as defined therein; and

WHEREAS, EMPLOYEE has developed and will continue to develop intimate knowledge of PMSC's business practices, which, if exploited by EMPLOYEE in contravention of this Agreement, could seriously, adversely and irreparably affect the business of PMSC; and

WHEREAS, EMPLOYEE and PMSC each desire to induce the other to enter into this Agreement; and

WHEREAS, PMSC would not make EMPLOYEE an Eligible Person in the event that EMPLOYEE refused to agree to the terms and conditions of this Agreement and thus EMPLOYEE would not be eligible to receive Options under the Plan;

NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants of the parties hereto, EMPLOYEE and PMSC agree as follows:

 1.     Grant.  Effective  May  11,  1999,  PMSC grants EMPLOYEE "non-qualified"
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Options  to purchase up to _________ shares of PMSC common stock pursuant to the
Plan. Non-qualified options are subject to tax upon exercise as set forth in paragraph 6 below.

2.     Price  and  Expiration.  The  option price of the shares subject to these
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Options  is the closing price of the stock on the New York Stock Exchange on the date of grant, i.e., $40.125. These Options must be exercised within ten (10) years of the effective date of this Agreement or they expire.

 3.     Availability  for  Exercise.  25%  of  the shares subject to the Options
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granted  will  become  available for exercise at the end of each of the four (4)
years following the effective date of this Agreement. For example 25% of the total number of Options granted will be available for exercise beginning May 11, 2000; 50% will be available for exercise beginning May 11, 2001; 75% will be available for exercise beginning May 11, 2002; and 100% will

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be available for exercise beginning May 11, 2003.  Once Options become available for exercise, they will remain available for exercise in accordance with the terms of the Plan unless they expire.

3a.     Restriction  on  Exercise.  Notwithstanding  the  foregoing,  (a)  the
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Options  hereby  granted  shall not be exercisable until such time as the common stock to be issued on exercise of the Options has been registered under the Securities Act of 1933 or PMSC has otherwise qualified such issuance of shares under an exemption from registration under said Act; and (b) no more than one-third of the total number of Options hereby granted may be exercised in any calendar year; provided however, all vested Options may be exercised regardless of the one-third limit per calendar year after the earlier of:

     (i)          May  11,  2007;

     (ii)          a  Change  in  Control  as  defined  in  the  Plan;  or

(iii) EMPLOYEE's "retirement", as defined in the Policy Management Systems Corporation 401(k) Retirement Savings Plan.

 4.     Change in Control.  If there is a Change in Control of PMSC prior to the
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Expiration Date, the     Options shall vest and become exercisable in accordance
with  the  provisions  of  Section  16  of  the  Plan.

 5.     Order  of  Exercise.  The Options may be exercised without regard to the
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order  in  which  these and any other Options were granted and without regard to any unexpired and unexercised qualified, Incentive Stock Options ("ISO's") or other non-qualified options.

 6.     Tax  Liability.  The  tax liability which EMPLOYEE may incur relating to
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these  Options  is  described below based upon present law and regulations which are  subject  to  change.  Taxes  incurred  are:

+     when  options  are  granted  -  none
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+     when  options are exercised - the difference between the fair market value
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of  the  stock  at  the  date of exercise of an Option and the option price is a capital gain but generally will be treated as ordinary income during the year the Option is exercised. Such tax liability is created at the time EMPLOYEE exercises an Option and PMSC is required to collect withholding taxes from EMPLOYEE. Federal income taxes (computed at a rate of 28% of the above described difference) and FICA and state income taxes (computed at the applicable rate of the above described difference) are withheld. For example if the option price is $33.00 and the fair market value at the date of the exercise is $38.00, the difference is $5.00, and assuming an applicable FICA rate of 7.65% and state income tax rate of 7%, along with the 28% federal income tax, the

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Company  would  collect  a  tax  of  $2.13  per  share  from  EMPLOYEE.

+     when shares are sold - the difference between the fair market value at the
      --------------------
date of exercise (the $38.00 in the above example) and the price at which EMPLOYEE sells the stock is treated the same as above described during the year in which EMPLOYEE sells the stock purchased by exercise of his or her Options.

 7.     Exercise  and  Payment.  Exercises  of  Options  shall  only  be handled
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pursuant  to  the Instructions set forth on the last page of this Agreement.  To exercise these Options, EMPLOYEE shall make payment in full to PMSC for the option price of the shares to be purchased plus the combined (federal, FICA and state) tax liability EMPLOYEE incurs. Such taxes paid to PMSC will be forwarded to the Internal Revenue Service and appropriate state tax commission and credited to EMPLOYEE in the same manner as the withholding tax on EMPLOYEE's salary. EMPLOYEE's actual tax will depend upon the overall tax rate calculated when EMPLOYEE prepares his or her tax returns. EMPLOYEE should consult a tax professional regarding questions about EMPLOYEE's actual tax liability.

 8.     Noncompetition.  In  consideration  of  the  Options  hereby  granted,
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EMPLOYEE covenants and agrees that EMPLOYEE shall devote his or her best efforts to furthering the best interests of PMSC and that for the one (1) year period from the effective date hereof, and if EMPLOYEE separates from employment with PMSC for any reason within said one (1) year period, then for a one (1) year period from the date of such separation from employment, EMPLOYEE shall not "Compete" with PMSC. The region within which EMPLOYEE agrees not to Compete with PMSC is the United States, Canada and those countries in which PMSC has customers or clients as of the date of EMPLOYEE's separation from employment. For the purpose of this Agreement, the term "Compete" shall have its commonly understood meaning which shall include, but not be limited by, the following items with respect to PMSC's insurance application software licensing, data processing, consulting and information services businesses and any other businesses carried on by PMSC at the time of EMPLOYEE's separation from employment:

  (i) soliciting or accepting as a client or customer any individual, partnership, corporation, trust or association that was a client, customer or actively sought after prospective client or customer of PMSC during the twelve
(12) calendar month period immediately preceding the date of EMPLOYEE's separation from employment;

 (ii) acting as an employee, independent contractor, agent, representative, consultant, officer, director, or otherwise affiliated party of any entity or enterprise which is competing with PMSC in offering similar application software or services to parties described in (i) above; or

(iii) participating in any such competing entity or enterprise as an owner, partner,

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limited  partner,  joint  venturer, creditor or stockholder (except as an equity holder  holding  less  than  a  one  percent  (1%)  interest).

 9.     Non-Hiring.  During  EMPLOYEE'S employment with PMSC and for a period of
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three  (3)  years  after  separation  from such employment, EMPLOYEE agrees that
EMPLOYEE shall under no circumstances hire, attempt to hire or assist or be involved in the hiring of any employee of PMSC either on EMPLOYEE'S behalf or on behalf of any other person, entity or enterprise. Also, for a similar period of time, EMPLOYEE agrees to not communicate to any such person, entity or enterprise the names, addresses or any other information concerning any employee of PMSC or any past, present or prospective client or customer of PMSC.

10.     Equitable  Relief.  EMPLOYEE  acknowledges  (i)  that  EMPLOYEE'S skill,
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knowledge,  ability  and  expertise  in  the  business  described herein is of a special, unique, unusual, extraordinary, and/or intellectual character which gives said skill, etc. a peculiar value; (ii) that PMSC could not reasonably or adequately be compensated in damages in an action at law for breach of this Agreement; and (iii) that a breach of any of the provisions contained in this Agreement could be extremely detrimental to PMSC and could cause PMSC irreparable injury and damage. Therefore, EMPLOYEE agrees that PMSC shall be entitled, in addition to any other remedies it may have under this Agreement or otherwise, to preliminary and permanent injunctive and other equitable relief to prevent or curtail any breach of this Agreement; provided, however, that no specification in this Agreement of a specific legal or equitable remedy shall be construed as a waiver of or prohibition against the pursuing of other legal or equitable remedies in the event of such a breach.

11.     Breach  of  Agreement.  EMPLOYEE  agrees  that  in  the  event  EMPLOYEE
        ---------------------
breaches any provision of this Agreement, PMSC shall be entitled, in addition to any other remedies it may have under this Agreement, to offset, to the extent of any liability, loss, damage or injury from such breach, any payments due to EMPLOYEE pursuant to his or her employment with PMSC.

12.     Employment  Understanding.  This  Agreement  constitutes  the  entire
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agreement  between  the  parties  with  regard to the subject matter hereof, and there are no agreements, understandings, restrictions, warranties or representations between the parties relating to said subject matter other than those set forth or provided for herein or in any Agreement Not To Divulge or employment agreement between PMSC and EMPLOYEE. It is understood that PMSC's and EMPLOYEE's relationship is one of "at will" employment unless EMPLOYEE and PMSC have entered into a written employment agreement which provides otherwise. This Agreement shall not affect, or be affected by, any employment agreement, if any, between PMSC and EMPLOYEE. It is understood further that the granting of Options under this Agreement does not entitle EMPLOYEE to receive additional Option grants in future years.

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13.     General.  In the event that any provision of this Agreement or any word,
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phrase,  clause,  sentence  or  other  portion  thereof  (including,  without limitation, the geographical and temporal restrictions contained herein) should be held to be unenforceable or invalid for any reason, such provision or portion thereof shall be modified or deleted in such a manner so as to make this Agreement enforceable to the fullest extent permitted under applicable laws. All references to PMSC shall include its subsidiaries as applicable. This
Agreement shall inure to the benefit of and be enforceable by PMSC and its successors and assigns. No provision of this Agreement may be changed, modified, waived or terminated, except by an instrument in writing signed by the party against whom the enforcement of such is sought. No waiver of any provision or provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. Headings in this Agreement are inserted solely as a matter of convenience and reference and are not a part of this Agreement in any substantive sense. This Agreement may be executed in two counterparts, each of which will take effect as an original and shall evidence one and the same Agreement.

14.     Plan  Controls.  In  the event of any discrepancy between this Agreement
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and  the  Plan  as  to  the  terms and conditions of the Options, the Plan shall control.

15.     Governing  Law.  The  terms  of  this Agreement shall be governed by and
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construed  in  accordance  with  the  laws  of  the  State  of  South  Carolina.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

POLICY  MANAGEMENT  SYSTEMS  CORPORATION
"PMSC"

BY:  _/s/  Stephen  G.  Morrison
      --------------------------
               Stephen  G.  Morrison

TITLE:   Executive  Vice  President
         --------------------------

EMPLOYEE

_/s/
 ---
(Signature)


(Type  or  Print  Name)

____________________________________
(Date  Signed  by  Employee)

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                             SCHEDULE OF PARTICULARS
                          FOR NAMED EXECUTIVE OFFICERS
                 RE: EMPLOYEE STOCK OPTION/NON-COMPETE AGREEMENT

NAMED EXECUTIVE                    NUMBER
OFFICER                         GRANTED


Michael D. Gantt                    50,000
Harald J. Karlsen                      7,500